Exhibit 99.1
Granite Ridge Resources, Inc. Announces CEO Transition

Dallas, Texas, June 12, 2025 – Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT) today announced that Luke Brandenberg has stepped down from his role as President and Chief Executive Officer, effective June 11, 2025. The Company’s Board has promoted Tyler Farquharson, the Company’s Chief Financial Officer, to President and Chief Executive Officer, and Kim Weimer, the Company’s Chief Accounting Officer, to Interim Chief Financial Officer and Chief Accounting Officer, each effective June 12, 2025. The Board is actively seeking a permanent Chief Financial Officer and has retained a nationally recognized executive search firm to assist in the process.
Granite Ridge reaffirms its operational and financial guidance for 2025. This leadership transition is unrelated to the Company’s performance or operations.
“On behalf of the Board and the entire Granite Ridge team, I extend our deepest gratitude to Luke for his leadership in guiding the Company through its transition to a publicly traded entity,” said Matt Miller, Co-Chairman of the Board. “Granite Ridge is well-positioned for continued success, and we are confident that Tyler’s extensive industry experience and strategic vision will drive long-term value for our shareholders as we continue executing on our publicly traded private equity strategy both through operated partnerships and our non-operated asset investments.”
Mr. Farquharson brings nearly 20 years of energy industry experience to the role, including nearly half of which were spent in senior leadership roles. Since joining Granite Ridge in 2022 as Chief Financial Officer, he has been instrumental in shaping the Company’s financial strategy and establishing its presence in the public market. Prior to Granite Ridge, Mr. Farquharson served as Chief Financial Officer at EXCO Resources, Inc.
“I am honored to step into the role of CEO at Granite Ridge,” said Mr. Farquharson. “Our team is committed to advancing our strategic priorities, delivering superior returns for our shareholders, and maintaining our disciplined approach to capital allocation. I look forward to working closely with the Board and our talented leadership team to build on our strong foundation and drive sustainable growth.”
About Granite Ridge
Granite Ridge is a scaled energy company which aims to provide shareholders with exposure similar to energy private equity through operated partnerships and traditional non-operated assets. We own assets in six prolific unconventional basins across the United States. We aim to deliver a diversified portfolio with best-in-class full cycle returns by investing in a large number of high-graded deals developed by proven public and private operators. We focus on success as measured by total shareholder returns, which we seek to balance with a low leverage profile. For more information, visit Granite Ridge’s website at www.graniteridge.com.
Forward-Looking Statements and Cautionary Statements
This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding, without limitation, Granite Ridge’s 2025 outlook, financial position, business and financial strategy and capital allocation are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements are described under the heading “Item 1A. Risk Factors” in Granite Ridge’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (“SEC”), as updated by any subsequent Quarterly Reports on Form 10-Q that Granite Ridge files with the SEC. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.
For more information, please contact:
James Masters
Investor Relations
IR@graniteridge.com
(310) 460-8154